    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1995

                                                       REGISTRATION NO. 33-61905
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 HBO & COMPANY
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    7373                                   37-0986839
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                               CHARLES W. MCCALL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

          LISA A. STATER, Esq.                   LESTER R. WOODWARD, Esq.
       Jones, Day, Reavis & Pogue             Davis, Graham & Stubbs, L.L.C.
       3500 One Peachtree Center                        Suite 4700
       303 Peachtree Street, N.E.                 370 Seventeenth Street
      Atlanta, Georgia 30308-3242                 Denver, Colorado 80201
             (404) 521-3939                           (303) 892-7392

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 is filed for the sole purpose of replacing Exhibit 8.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on the 4th day of October, 1995.

                                          HBO & COMPANY

                                          By:        /s/ CHARLES W. MCCALL

                                             -----------------------------------
                                          Charles W. McCall
                                             PRESIDENT AND CHIEF EXECUTIVE
                                          OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                         TITLE                  DATE
-----------------------------------  --------------------------  ---------------
          /s/ CHARLES W. MCCALL      Director, President and     October 4, 1995
-----------------------------------  Chief Executive Officer
        (Charles W. McCall)          (Principal Executive
                                     Officer)

          /s/ JAY P. GILBERTSON      Vice President -- Finance,  October 4, 1995
-----------------------------------  Chief Financial Officer,
        (Jay P. Gilbertson)          Treasurer and Assistant
                                     Secretary (Principal
                                     Financial Officer)

        /s/ TIMOTHY S. HEYERDAHL     Vice President --           October 4, 1995
-----------------------------------  Controller and Chief
      (Timothy S. Heyerdahl)         Accounting Officer
                                     (Principal Accounting
                                     Officer)

                         *           Chairman of the Board of
-----------------------------------  Directors
     (Holcombe T. Green, Jr.)

             SIGNATURE                         TITLE                  DATE
-----------------------------------  --------------------------  ---------------
                                     Director
-----------------------------------
         (John P. Crecine)

                         *           Director
-----------------------------------
      (Alfred C. Eckert III)

                         *           Director
-----------------------------------
        (Alton F. Irby III)

                         *           Director
-----------------------------------
         (Gerald E. Mayo)

                         *           Director
-----------------------------------
         (James V. Napier)

                         *           Director
-----------------------------------
        (Charles E. Thoele)

                         *           Director
-----------------------------------
       (Donald C. Wegmiller)

  By:      /s/ CHARLES W. MCCALL                                 October 4, 1995
-----------------------------------
         *Charles W. McCall,
           Attorney-in-Fact

       By:       /s/ JAY P.                                      October 4, 1995
            GILBERTSON
-----------------------------------
          *Jay P. Gilbertson,
           Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBITS                                                                                                      PAGE
---------                                                                                                   ---------
 2         Agreement of Merger dated as of July 14, 1995 by and among HBO & Company, HBO & Company of
            Georgia and CliniCom Incorporated (included as Appendix A to the Proxy Statement/Prospectus contained in Part I of this Registration Statement)...........................................
 5         Opinion of Jones, Day, Reavis & Pogue re legality..............................................
 +8        Opinion of Davis, Graham & Stubbs, L.L.C. re tax matters.......................................
 11        Statement re Computation of Per Share Earnings
 21        Subsidiaries of Registrant.....................................................................
 23(a)     Consent of Arthur Andersen LLP.................................................................
 23(b)     Consent of Arthur Andersen LLP.................................................................
 23(c)     Consent of Ernst & Young LLP...................................................................
 23(d)     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)
 23(e)     Consent of Davis, Graham & Stubbs, L.L.C. (included in Exhibit 8)
 23(f)     Consent of Dean Witter Reynolds Inc............................................................
 24        Power of Attorney (included in signature page)

------------------------
+ Filed herewith. All other exhibits were previously filed.